                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

     A NATIONAL BANKING ASSOCIATION                36-0899825
                                              (I.R.S. EMPLOYER
                                              IDENTIFICATION NUMBER)

     ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS        60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                               NGC CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                                   92-3248415
     (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)



     1000 LOUISIANA, SUITE 5800
     HOUSTON, TEXAS                                               77002
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                      GUARANTEE OF CAPITAL SECURITIES OF
                              NGC CAPITAL TRUST I
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 20th day of August, 1997.


            THE FIRST NATIONAL BANK OF CHICAGO,
            TRUSTEE

            By /s/ John R. Prendiville
               -------------------------
               John R. Prendiville
               Vice President




* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                 August 20, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In connection with the qualification of an indenture between NGC Corporation Capital Trust I and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                 Very truly yours,

                                 THE FIRST NATIONAL BANK OF CHICAGO

                                 By /s/ JOHN R. PRENDIVILLE
                                    ----------------------------
                                    John R. Prendiville
                                    Vice President

                                   EXHIBIT 7

Legal Title of Bank:              The First National Bank of Chicago             Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0303                                                  Page RC-1
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                               C400
                                                                       DOLLAR AMOUNTS IN                    __________
                                                                           THOUSANDS          RCFD          BIL MIL THOU
                                                                       -----------------      ----          ------------
ASSETS
1.  Cash and balances due from depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1).........                           0081          3,871,170       1.a.
    b. Interest-bearing balances(2)..................................                           0071          6,498,314       1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A).....                           1754                  0       2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)..                           1773          3,901,208       2.b.
3.  Federal funds sold and securities purchased under agreements
    to resell                                                                                   1350          4,612,975       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C).  RCFD 2122 23,345,201                                   4.a.
    b. LESS: Allowance for loan and lease losses.....................  RCFD 3123    420,963                                   4.b.
    c. LESS: Allocated transfer risk reserve.........................  RCFD 3128          0                                   4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)..........................                           2125         22,924,238       4.d.
5.  Trading assets (from Schedule RD-D)..............................                           3545          8,792,158       5.
6.  Premises and fixed assets (including capitalized leases).........                           2145            706,928       6.
7.  Other real estate owned (from Schedule RC-M).....................                           2150              6,563       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)...................................                           2130             61,551       8.
 9. Customers' liability to this bank on acceptances outstanding.....                           2155            488,866       9.
10. Intangible assets (from Schedule RC-M)...........................                           2143            291,569      10.
11. Other assets (from Schedule RC-F)................................                           2160          1,775,283      11.
12. Total assets (sum of items 1 through 11).........................                           2170         53,930,823      12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.


Legal Title of Bank:              The First National Bank of Chicago             Call Date: 03/31/97  ST-BK:  17-1630 FFIEC 031
Address:                          One First National Plaza, Ste 0303                                                  Page RC-2
City, State  Zip:                 Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8
                        ---------

SCHEDULE RC-CONTINUED

                                                                          DOLLAR AMOUNTS IN
                                                                              THOUSANDS                       BIL MIL THOU
                                                                          -----------------                  ------------


LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)................................                               RCON 2200    21,550,056    13.a.
        (1) Noninterest-bearing(1).................................    RCON 6631  8,895,137                                  13.a.1
        (2) Interest-bearing.......................................    RCON 6636 12,654,919                                  13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II).........................                               RCFN 2200    12,364,650    13.b.
        (1) Noninterest bearing....................................                               RCFN 6631       287,496    13.b.1
        (2) Interest-bearing.......................................                               RCFN 6636    12,077,154    13.b.2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:................................................                               RCFD 2800     3,817,421    14
15.  a. Demand notes issued to the U.S. Treasury...................                               RCON 2840        63,621    15.a.
     b. Trading Liabilities (from Schedule RC-D)...................                               RCFD 3548     5,872,831    15.b.
16.  Other borrowed money:
     a. With original maturity of one year or less.................                               RCFD 2332     2,607,549    16.a.
     b. With original  maturity of more than one year..............                               RCFD 2333       322,414    16b.
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.......                               RCFD 2920       488,866    18.
19.  Subordinated notes and debentures.............................                               RCFD 3200     1,550,000    19.
20.  Other liabilities (from Schedule RC-G)........................                               RCFD 2930     1,196,229    20.
21.  Total liabilities (sum of items 13 through 20)................                               RCFD 2948   49 ,833,637    21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus.................                               RCFD 3838             0    23.
24.  Common stock..................................................                               RCFD 3230       200,858    24.
25.  Surplus (exclude all surplus related to preferred stock)......                               RCFD 3839     2,944,244    25.
26.  a. Undivided profits and capital reserves.....................                               RCFD 3632       954,885    26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.................................................                               RCFD 8434        (1,089)   26.b.
27.  Cumulative foreign currency translation adjustments...........                               RCFD 3284        (1,712)   27.
28.  Total equity capital (sum of items 23 through 27).............                               RCFD 3210     4,097,186    28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28).........................                               RCFD 3300    53,930,823    29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the
   bank by independent external                                                                            Number
                                                                                                         __________
   auditors as of any date during 1996 ..................................................RCFD 6724 .....|__2_______|         M.1.
1 =    Independent audit of the bank conducted in accordance                  4 =   Directors' examination of the bank performed by
       with generally accepted auditing standards by a certified                    other external auditors (may be required by
       public accounting firm which submits a report on the bank                    state chartering
2 =    Independent audit of the bank's parent holding company                 5 =   Review of the bank's financial statements
       conducted in accordance with generally accepted auditing                     by external auditors
       standards by a certified public accounting firm which                  6 =   Compilation of the bank's financial statements
       submits a report on the consolidated holding company                         by external auditors
       (but not on the bank separately)                                       7 =   Other audit procedures (excluding tax
3 =    Directors' examination of the bank conducted in                              preparation work)
       accordance with generally accepted auditing standards                  8 =   No external audit work
       by a certified public accounting firm (may be required by
       state chartering authority)

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.